UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

September 22, 2006

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3625 132nd Avenue SE, Suite 400

Bellevue, WA 98006

(Address of principal executive offices)

(425) 373-0171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 22, 2006, we entered into Amendment No. 1 to our Development and License Agreement with Wyeth Consumer Healthcare Division, a division of Wyeth. We entered into the Development and License Agreement on December 21, 2005.

Under the agreement, we granted Wyeth an exclusive worldwide license to our controlled delivery technology CDT® for the development, manufacture and commercialization of products containing ibuprofen. In return, among other agreements, Wyeth agreed to pay us an initial research and development expense reimbursement fee, as well as additional expense reimbursement payments upon the achievement of specified milestones.

Amendment No. 1 amended provisions of certain milestones and Wyeth agreed to make a milestone payment to us. In connection with achievement of this milestone, Wyeth will reimburse us for certain development expenses already incurred and pay ongoing costs associated with development of the first product. All other terms of the agreement remain unchanged.

A copy of the press release we issued in connection with the amendment is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	SCOLR Pharma, Inc. press release, dated September 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR PHARMA, INC.

Dated: September 27, 2006	By:	/s/ Daniel O. Wilds
Daniel O. Wilds
President and Chief Executive Officer

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